EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this prospectus, which is part of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, of our report dated March 29, 2019, related to the consolidated financial statements of Canterbury Park Holding Corporation and subsidiaries for the years ended December 31, 2018 and 2017, and to the reference to our firm under the heading “Experts” in the Registration Statement and related prospectus.

/s/ Wipfli LLP

Minneapolis, Minnesota

October 10, 2019